Exhibit 99.1
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                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                                 Abigail S. Wexner

Address of Joint Filer:                              c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Relationship of Joint Filer to Issuer:               Director

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     2/2/2004

Designated Filer:                                    Leslie H. Wexner

SIGNATURE:


Abigail S. Wexner
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Abigail S. Wexner


February 4, 2004
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Date